Exhibit 10.4
NationsHealth, Inc.
2005 Long-Term Incentive Plan
Stock Option Agreement
     NATIONSHEALTH, INC., a Delaware corporation (the “Company”), hereby grants an Option to purchase shares of its common stock (the “Shares”) to the Participant named below. The terms and conditions of the Option are set forth in this Stock Option Agreement (the “Agreement”), and in the NationsHealth, Inc. 2005 Long-Term Incentive Plan (the “Plan”).

Date of Option Grant		Expiration Date

Participant’s Name		SSN _____________________

Type of Option
(Check applicable box(es))	The Option is an Incentive Stock Option a Nonstatutory Stock Option	The Option is granted with respect to Restricted Stock (If this box is checked, ask the Company for a description of the restrictions that apply to the Option Shares)

Number of Shares	____________ Shares, with an Exercise Price of $______ per Share.

Vesting
(Check applicable box(es))	The Option to purchase ______ Shares will vest upon achievement of the Performance Objectives listed below. The Option to purchase ___ Shares will vest according to the Vesting Schedule below.

Performance Objectives (Subject to Section 4.3 4.3 of the Plan)	_________________________________________________________________________________
 _________________________________________________________________________________
_________________________________________________________________________________

Vesting Schedule	Date	Percent Vested*	Date	Percent Vested*

	__________________		__________________
	__________________		__________________
	__________________		__________________
	__________________		__________________
          * “Percent Vested” refers to the percentage of Shares with respect to which the Option may be exercised.

Termination of Service Prior to Expiration Date (Subject to Section 5.5(b) of the Plan)	If the Participant has a Termination of Service (not for Cause) prior to the Expiration Date, the time to exercise the Option shall be limited, as follows:

• Unless the Termination of Service is the result of the Participant’s death or Disability, the Participant may exercise the Option up to three (3) months after the Termination of Service.
• If the Termination of Service is the result of the Participant’s Disability, the Participant may exercise the Option up to twelve (12) months after the Termination of Service.
• If the Termination of Service is the result of the Participant’s death, the Participant’s Beneficiary may exercise the Option up to twelve (12) months after the Termination of Service.

          My signature at the end of this Agreement indicates that I understand and agree to the terms and conditions set forth in this Agreement and the Plan. Initials: ______ Date: ____________

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Stock Option Agreement
Stock Option Agreement
          This Agreement evidences the grant of an Option under the NationsHealth, Inc. 2005 Long-Term Incentive Plan. The name of the recipient, the number of Shares covered by the Option, and other variable terms are set forth in the cover page, which is part of this Agreement. The words “you,” “your,” and similar terms refer to the Participant to whom this Option is granted.
          The Option is subject to the following terms and conditions:

Definitions and the Plan	All capitalized terms that are not otherwise defined in this Agreement have the meanings set forth in the Plan, the text of which is incorporated into this Agreement by reference. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Term	Subject to the Termination of Service provisions set forth in the cover page and the provisions that apply in case of Termination of Service for Cause (and, for an Incentive Stock Option, Section 5.3(a) of the Plan), this Option shall expire at 5:00 p.m. Eastern Time on the Expiration Date set forth in the cover page.

Number of Shares and Exercise Price	To the extent vested (and prior to the end of the Term described above), this Option gives you the right to purchase the number of Shares set forth in the cover page, at the Exercise Price set forth in the cover page.

• The Exercise Price is subject to Section 5.3(b) of the Plan, which provides that the Exercise Price may not be less than the Fair Market Value (or, if this Option is an Incentive Stock Option and you are a 10% Stockholder, 110% of the Fair Market Value) of the Shares on the Date of Option Grant.

• The number of Shares and/or Exercise Price may be adjusted to reflect a stock split or other corporate transaction or event, in the sole discretion of the Committee.

Vesting	The cover page indicates whether the criteria for vesting are (i) achievement of the Performance Objectives set forth in the cover page and/or (ii) continued service in accordance with the Vesting Schedule set forth in the cover page.

• With respect to any portion of this Option that vests according to the Vesting Schedule set forth in the cover page, a leave of absence shall not count as service, except as required by law.

• Any portion of this Option that vests upon achievement of Performance Objectives shall not be deemed to have vested until the Committee certifies in writing that the applicable Performance Objectives and other material terms of the Agreement have been satisfied.

In addition, this Option shall vest upon the occurrence of any vesting event (for example, onset of disability or a change in control) set forth in a separate written agreement between you and the Company.

Special Provisions for Incentive Stock Options	If this Option is an Incentive Stock Option, the following provisions apply:

• Although the Option is intended to be an Incentive Stock Option, the Company does not warrant that the Option will be treated as an Incentive Stock Option for tax purposes. To the extent that the Option fails for any reason to satisfy the requirements applicable to Incentive Stock Options, the Option shall be a Nonqualified Stock Option.

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Stock Option Agreement

• The Option will not be treated as an Incentive Stock Option for tax purposes if you sell or otherwise dispose of Shares issued upon exercise before the later of: (i) the first anniversary of the date the Shares are delivered to you, or (ii) the second anniversary of the Date of Option Grant. Any earlier sale or disposition of the Shares will be a “disqualifying disposition.” You must notify the Company of any disqualifying disposition within 30 days after a disqualifying disposition occurs.

• Any portion of the Option that is exercised more than three months after your Termination of Service for any reason other than Disability or death (to the extent the Option has not expired) shall be treated as a Nonstatutory Stock Option. In case of Termination of Service due to Disability, the three-month period shall be extended to 12 months. If you die before exercising the Option, it may be treated as an Incentive Stock Option only to the extent that the Option would have been treated as an Incentive Stock Option if you had exercised it on the date of your death.

Exercise	To exercise this Option, you (or your Beneficiary, in the case of exercise after your death) must complete a Notice of Exercise, which may be written or electronic, and file it at the address shown on the form. Your Notice of Exercise must indicate the number of Shares you wish to purchase and will not be accepted if it is incomplete. You may not purchase fractional Shares: any request for fractional Shares will be rounded down to the next lowest whole number of Shares.

A sample Notice of Exercise appears as Appendix A to this Agreement.

You will not have any of the rights of a stockholder until (1) you exercise the Option, (2) the Company receives full payment for the Shares, and (3) the Shares are transferred to you.

Payment Upon Exercise	When you (or your Beneficiary) submit your Notice of Exercise, you must include payment of the Exercise Price for the Shares you are purchasing. (You might also have to include payment for tax withholding, as described below.) Unless approved by the Committee, payment for the Shares must be made by cash or check. With approval from the Committee, however, payment may be made in either of the following forms:

• Tender or Attestation of Shares: You may tender whole Shares to the Company with a Fair Market Value equal to the Exercise Price. Instead of actually tendering Shares to the Company, you may attest that you own Shares with a Fair Market Value equal to the Exercise Price, and the Company will reduce the number of Shares issuable upon exercise by the number of Shares required to cover the Exercise Price. Shares attested to or tendered in order to pay the Exercise Price may not be Restricted Stock, and you must have owned the Shares for at least six months.

• Broker-Assisted Cashless Exercise: You may instruct the Company to deliver the Shares issuable upon exercise to a broker (acceptable to the Company); you must give the broker irrevocable instructions to sell enough Shares to pay the Exercise Price and to deliver the Exercise Price to the Company. For purposes of a broker-assisted cashless exercise, the Shares are deemed to have a Fair Market Value on the Option exercise date equal to the price at which the broker sold the Shares to pay the Exercise Price. (Because of the rules prohibiting them from receiving loans or other extensions of credit from the Company, directors and executive officers of the Company are not eligible to use the cashless exercise method.)

All or part of the Option is deemed exercised when the Committee receives (i) your (or your Beneficiary’s) Notice of Exercise and (ii) full payment for the Shares with respect to which the Option is exercised.

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Stock Option Agreement

The Committee or the Company may for any reason decline to accept payment by exchange of Shares, or may impose such limitations or restrictions on the form of payment as it deems advisable.

Withholding	If you received the Option as an employee, the Company must withhold income and employment taxes when you (or your Beneficiary) exercise the Option. The Company may either (i) require you (or your Beneficiary) to remit to the Company cash and/or Shares in an amount sufficient to satisfy all federal, state, and local withholding obligations, or (ii) upon your request and with approval from the Committee, withhold Shares that would otherwise be delivered.

As set forth in Section 10.7(a) of the Plan, you remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to this Award. NationsHealth is not responsible for any liability or penalty that you incur by failing to make timely payments of tax.

Nontransferability	Unless the Committee determines otherwise, you may not transfer the Option, except will or the laws of descent or distribution. (The person(s) to whom the Option is passed by will or the laws of descent or distribution is your Beneficiary.) However, if approved by the Committee (subject to terms and conditions that the Committee may establish), and provided that this Option is a Nonstatutory Stock Option, you may transfer all or part of the Option to a member of your immediate family (i.e., spouse, child, stepchild, grandchild, parent, grandparent, or sibling).

Restrictions on Exercise, Delivery, and Resale	• You may not exercise this Option or sell any Shares acquired under this Option at a time when the exercise or sale would be prohibited under Applicable Laws.

• You may not exercise this Option after an event constituting “Cause” (as defined in the following section) occurs, unless you are notified by the Committee your right to exercise has been reinstated.

• As set forth in Section 10.5 of the Plan, Shares shall not be delivered until (i) all conditions of the Award have been met to the satisfaction of the Committee, (ii) all other legal matters in connection with the issuance and delivery of the Shares have been satisfied, and (iii) you have executed and delivered all representations and agreements as are necessary and appropriate to satisfy the requirements of any Applicable Laws.

• As set forth in Section 10.6 of the Plan, the Company shall not be liable for any delay in obtaining regulatory authority that it deems necessary to issue Shares.

• If the cover page indicates that this Option is granted with respect to Restricted Stock, the Shares you acquire by exercising the Option might be subject to additional restrictions, and you might forfeit the Shares if you fail to meet the vesting conditions specified in the Restricted Stock Agreement. Consult the Company concerning the nature of any restrictions before you exercise an Option to acquire Restricted Stock.

Forfeiture Upon Termination of Service for Cause	If you experience a Termination of Service that is initiated by the Company for “Cause” (as defined below), this Option (whether vested or not vested) shall immediately expire and shall be null and void.

If you are covered by an employment agreement or consulting agreement at the time of your Termination of Service, and if the employment agreement or consulting agreement includes provisions relating to termination for cause, your termination for cause within the meaning of the employment agreement or consulting agreement shall constitute a Termination of Service for “Cause” within the meaning of this Agreement.

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Stock Option Agreement

If you are not covered by an employment agreement or consulting agreement that includes provisions relating to termination for cause, “Cause” shall mean (i) any breach or violation by you of any agreement between you and the Company or an Affiliate; (ii) any act or omission to act by you that would be reasonably likely to have the effect of injuring the reputation, business, or business relationships of the Company, or of impairing your ability to perform services for the Company or an Affiliate; (iii) your conviction (including without limitation a plea of guilty or nolo contendere) of any crime other than an ordinary traffic violation; (iv) any material misconduct or willful and deliberate non-performance of duties by you in connection with the Company’s or an Affiliate’s business or affairs; (v) your theft, dishonesty, misrepresentation, or falsification of the Company’s or an Affiliate’s documents or records; (vi) your improper use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information; or (vii) your use of the Company’s or an Affiliate’s facilities, premises, or property to conduct unlawful or unauthorized activities or transactions.

Lock-up Provision	If the Company proposes to make a public offering of Shares, the Company or an underwriter might request that you not sell or otherwise dispose (directly or indirectly) of Shares delivered under this Agreement for a reasonable period (not to exceed 180 days) after the offering. Your right to any Shares received under this Agreement is contingent on your agreeing to comply with such a request.

Notices	• Any notice from you to the Company must be in writing and shall be deemed effective when it is received by the Secretary of the Company at the Company’s principal office.

• Any notice from the Company to you must be in writing and shall be deemed effective when it is personally delivered to you or when it is deposited in the U.S. Mail, with postage and fees prepaid.

Not an Employment Contract	This Agreement is not an employment agreement and does not give you any right to continued employment (or other service relationship) with the Company or an Affiliate. Unless provided otherwise in a written agreement between you and the Company or an Affiliate, your employment (or other service relationship) is “at-will” and may be terminated at any time and for any reason.

Amendment and Termination	This Agreement may be amended or terminated by mutual agreement, in writing, signed by you and the Company. To the extent required to comply with an Applicable Law or accounting principle, this Agreement may be amended by the Company without your consent. In addition, as set forth in Section 11.5 of the Plan, the Committee reserves the right to adjust the terms of this Agreement in connection with any unusual or nonrecurring events affecting the Company or an Affiliate. By way of example, the Company may respond to an unusual or nonrecurring event by temporarily suspending your right to exercise this Option.

Governing Law	As set forth in Section 12.2 of the Plan, this Agreement shall be governed by and interpreted in accordance with Delaware law (without regard to any principles of Delaware law that might direct resolution to the laws of a different jurisdiction).

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Stock Option Agreement

Severability	As set forth in Section 12.5 of the Plan, any provision in this Agreement that is determined to be unenforceable shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that the infirmity cannot be resolved without materially changing the Agreement, in which case the provision shall be stricken (as it applies in the jurisdiction where it is invalid) and the remainder of Agreement shall remain in effect.

Waiver	The waiver by you or the Company of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

Interpretation and Construction	This Agreement shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including without limitation correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.

Headings	The headings in this Agreement are provided solely as a convenience to facilitate reference. The headings shall not be relevant for purposes of construing or interpreting any part of this Agreement.

Entire Understanding	This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments, or negotiations concerning this Option are superseded.

NationsHealth, Inc.
By: ________________________________

Title: ________________________________

     I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

______________________________ Participant’s Signature ______________________________ Participant’s Name (please print)

NationsHealth, Inc.
2005 Long-Term Incentive Plan
Appendix A:
Sample Notice of Exercise

Name _________________________________ Address: _________________________________ _________________________________ _________________________________
Date: ______________________, 20____
NationsHealth, Inc.
13650 NW 8th Street
Sunrise, FL 33325
Attention: Corporate Secretary
     By a Stock Option Agreement dated _________ , 20 ___ (the “Option Agreement”), I am the holder of an Option granted under the NationsHealth, Inc. 2005 Long-Term Incentive Plan (the “Plan”) to purchase up to ____________ shares of NationsHealth common stock (the “Shares”) at an exercise price of $____________ per Share. My Option is (circle one) [an Incentive] [a Nonstatutory] Stock Option.
     I hereby exercise my Option to purchase ____________ Shares, for which the total exercise price is $_________. I have arranged to pay the exercise price as follows:

___	I am enclosing with this notice a check for $____________.

___	With approval from the Compensation Committee of NationsHealth’s Board of Directors (the “Committee”), I have arranged to tender ____________ Shares, with a Fair Market Value of $_________. I certify that I have owned the Shares that I am tendering for more than six months and that the Shares are not restricted.

___	With approval from the Committee, I hereby attest that I have owned _________ Shares, with a current Fair Market Value of $_________, for more than six months, and that I continue to own such Shares. I acquired these Shares on _________ [ insert date] for a purchase price of $_________. I authorize NationsHealth to reduce the number of Shares deliverable upon exercise by the number of Shares whose ownership I have attested.

___	With approval from the Committee, I hereby instruct NationsHealth to deliver the Option Shares to __________________ (the “Broker”) to be credited to my account number _________. The Broker’s address and telephone number are: ___________________________

____________________________________________________________________________________________________________.
I certify that I have instructed the Broker to sell Shares with a Fair Market Value of at least $_________ (after any commissions or other expenses of the sale), and to deliver $____________ to NationsHealth from the proceeds of the sale.

NationsHealth, Inc.

I understand that my Option may be exercised only to the extent that it is vested, and that it will not be deemed exercised with respect to any Shares until the exercise price has been received by the Corporate Secretary of NationsHealth (or by a person designated by the Corporate Secretary).
     I understand that if I received my Option as an employee of NationsHealth, exercise of my Option might trigger certain federal, state, and local tax withholding obligations (although withholding will not be required with respect to exercise of an Incentive Stock Option). I have arranged to satisfy the withholding obligations in the following manner:

___	I am enclosing with this notice a check for $____________, which NationsHealth has determined to be sufficient to satisfy all withholding obligations.

___	With approval from the Committee, I authorize NationsHealth to withhold Shares with a Fair Market Value equal to the amount that must be withheld. I understand that only whole Shares will be withheld and that any fractional Shares required to be withheld will be rounded up to the next whole Share.
Notwithstanding the provisions for withholding, I understand that I remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to my Option and that NationsHealth is not responsible for any liability or penalty that I incur by failing to make timely payments of tax.
     Please register my stock certificate as follows:

Name:	_________________________________
Address:	_________________________________
_________________________________
Tax I.D. #:	_________________________________
     If my Option is an Incentive Stock Option, I will notify NationsHealth’s Chief Financial Officer within 30 days after any transfer of Shares acquired pursuant to my exercise of the Option that occurs within one (1) year after the date of exercise or within two (2) years after the date the Option was granted.

NationsHealth, Inc.

     I further understand and acknowledge that my exercise of this Option and receipt of the Shares are subject to the terms and conditions of the Plan and the Option Agreement, which I have received and carefully reviewed. I understand the terms and conditions and agree to be bound by them.

Sincerely, ________________________________ Signature

Received by NationsHealth, Inc.: __________________ , 20___ Approved
By: ___________________________

Title: ___________________________